Exhibit 99.1

NEWS RELEASE

SanDisk Corporation

951 SanDisk Drive

Milpitas, CA 95035-7932

Phone: 408-801-1000

SanDisk Announces Third Quarter 2015 Results

MILPITAS, Calif., October 21, 2015 - SanDisk Corporation (NASDAQ: SNDK), a global leader in flash storage solutions, today announced results for the third quarter ended September 27, 2015.  Third quarter revenue of $1.45 billion decreased 17 percent on a year-over-year basis and increased 17 percent sequentially.

On a GAAP(1) basis, third quarter net income was $133 million, or $0.65 per share, compared to net income of $263 million, or $1.09 per share, in the third quarter of 2014 and $81 million, or $0.38 per share, in the second quarter of 2015.

On a non-GAAP(2)(3) basis, third quarter net income was $223 million, or $1.09 per share, compared to net income of $336 million, or $1.45 per share, in the third quarter of 2014 and net income of $136 million, or $0.66 per share, in the second quarter of 2015.  For a reconciliation of non-GAAP to GAAP results, see accompanying financial tables and footnotes.

“SanDisk completed several important product qualifications in embedded and SSD solutions in the third quarter, contributing to our strong sequential revenue growth,” said Sanjay Mehrotra, president and chief executive officer, SanDisk.  “Our mix of 15 nanometer, three-bit-per-cell (X3) technology helped drive substantial cost reduction in the quarter. We are making excellent progress in expanding our product portfolio and building our customer engagements.”

KEY FINANCIAL RESULTS

(in millions, except percentages	GAAP (1)			Non-GAAP (2)
and per share amounts)	Q3’15	Q3’14	Q2’15	Q3’15	Q3’14	Q2’15
Revenue	$1,452	$1,746	$1,237	$1,452	$1,746	$1,237
Gross profit	$603	$817	$484	$637	$855	$518
percent of revenue	42%	47%	39%	44%	49%	42%
Operating income	$237	$388	$104	$321	$481	$191
percent of revenue	16%	22%	8%	22%	28%	15%
EPS (3)	$0.65	$1.09	$0.38	$1.09	$1.45	$0.66

OTHER FINANCIAL INFORMATION

(in millions)	Q3’15	Q3’14	Q2’15
Cash, cash equivalents, short and long-term marketable securities	$3,875	$5,145	$4,003
Less aggregate principal amount of convertible senior notes outstanding	(2,497)	(2,500)	(2,497)
Net cash (4)	$1,378	$2,645	$1,506
Net cash provided by operating activities	$275	$588	$29
Less acquisition of property and equipment, net	(89)	(87)	(96)
Change in investment and notes receivable activity with Flash Ventures	(16)	(29)	15
Free cash flow (5)	$171	$471	$(52)

NEWS HIGHLIGHTS

•                  SanDisk and Toshiba Corporation announced the start of equipment installation in the New Fab 2 facility at Yokkaichi Operations and their entry into definitive agreements for joint manufacturing of 3D NAND and investment in New Fab 2.  New Fab 2 is primarily intended to provide the clean room space necessary to transition a significant portion of the current Yokkaichi 2D NAND capacity to 3D NAND.

•                  SanDisk announced a long-term partnership with HP to collaborate on a new technology within the Storage Class Memory category and create enterprise-wide solutions for Memory-driven Computing.  The partnership will center around SanDisk’s ReRAM technology and manufacturing and design expertise and HP’s Memristor technology.  SanDisk and HP will also partner to enhance data center solutions with SSDs.

•                  SanDisk announced the world’s first 256 Gigabit (Gb), 3-bit-per-cell (X3), 48-layer 3D NAND chip and began 3D NAND pilot line operations in Yokkaichi, Japan. SanDisk’s 256Gb X3 3D NAND chip is designed for wide applicability in consumer, client, mobile and enterprise products and is expected to begin shipping in SanDisk products in 2016.

•                  SanDisk entered into several agreements with SK Hynix, Inc. including an expanded and extended IP licensing agreement, a multi-year commercial relationship under which SK Hynix will supply its leading-edge DRAM products to SanDisk and a settlement of the trade secret misappropriation suit filed by SanDisk in 2014.

•                  SanDisk introduced its iNAND® 7232, a high-performance embedded mobile storage solution optimized for best-in-class imaging performance in flagship mobile devices. The iNAND 7232 leverages SanDisk’s 15 nanometer X3 NAND flash storage and features SanDisk’s second-generation SmartSLC technology architecture that quickly and intelligently responds to mobile users’ changing needs.

•                  SanDisk introduced three new reference architectures for VMWare Virtual SAN™ 6 utilizing SSDs and Fusion ioMemory™ PCIe application accelerators. These reference architectures help customers gain exceptional performance on VMware’s Virtual SAN software-defined storage infrastructure.

•                  SanDisk shipped its 2 billionth microSD™ card since beginning commercial shipments ten years ago. The introduction of the microSD card by SanDisk in 2004 significantly reduced the size of removable memory cards, helping to propel the growth of the smartphone market.

•                  As a result of SanDisk’s pending acquisition by Western Digital Corporation, SanDisk’s capital return program, consisting of quarterly cash dividend and share repurchases, is suspended effective at the start of the fourth quarter of 2015.

SanDisk will not host a third quarter 2015 earnings conference call, previously scheduled for today.  SanDisk has posted its third quarter 2015 financial results, CEO and CFO commentaries, and earnings results presentation on its investor relations website at http://investor.sandisk.com.

ABOUT SANDISK

SanDisk Corporation (NASDAQ: SNDK), a Fortune 500 and S&P 500 company, is a global leader in flash storage solutions.  For more than 25 years, SanDisk has expanded the possibilities of storage, providing trusted and innovative products that have transformed the electronics industry.  Today, SanDisk’s quality, state-of-the-art solutions are at the heart of many of the world’s largest data centers, and embedded in advanced smartphones, tablets and PCs.  SanDisk’s consumer products are available at hundreds of thousands of retail stores worldwide.  For more information, visit www.sandisk.com.

©2015 SanDisk Corporation. All rights reserved. SanDisk, the SanDisk logo and iNAND are trademarks of SanDisk Corporation, registered in the United States and other countries.  Fusion ioMemory is a trademark of SanDisk Corporation. microSD is a trademark of SD-3C, LLC.  Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

This news release contains certain forward-looking statements, including those regarding industry environment, our business prospects, our intended financial, operational and strategic plans and priorities, our future financial performance and market share, our customer base, customer qualifications and product mix, technology trends and adoption, strategic relationships, and new products and technologies, that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate.

Risks that may cause these forward-looking statements to be inaccurate include, among others:

•                  failure to effectively or efficiently execute on our financial, operational or strategic plans or priorities, which may change, may not have the effects that we anticipate or otherwise be successful on the timeline that we expect or at all or may have unanticipated consequences;

•                  changes in industry supply and demand environment, and production and pricing levels being different than what we anticipate;

•                  competitive pricing pressures or product mix changes, resulting in lower average selling prices, lower revenues and reduced gross margins;

•                  excess or mismatched captive memory output, capacity or inventory, resulting in lower average selling prices, financial charges and impairments, lower gross margin or other consequences, or insufficient or mismatched captive memory output, capacity or inventory, resulting in lost revenue and growth opportunities;

•                  weakness in demand in one or more of our product categories, such as embedded products or SSDs, or adverse changes in our product or customer mix;

•                  potential delays in product development or lack of customer acceptance and qualification of our solutions, including on new technology nodes, particularly OEM products such as our embedded flash storage and SSD solutions;

•                  failure to successfully sell enterprise solutions on the timelines or in the quantities we expect or transition our enterprise customers to our leading edge solutions;

•                  failure or delays in making new products or technologies available in the manner and capacities we anticipate, whether due to technology or supply chain difficulties or other factors;

•                  inability to develop, or unexpected difficulties or delays in developing or ramping with acceptable yields, new technologies, such as 3D NAND technology or Storage Class Memory, or the failure of new technologies to effectively compete with those of our competitors;

•                  our 15-nanometer process technology, our X3 NAND memory architecture, our 3D NAND technology or our solutions utilizing these new technologies may not be available when we expect, in the capacities that we expect or perform as expected;

•                  failure to manage the risks associated with our ventures, strategic partnerships and commercial relationships, such as with Toshiba, HP and SK Hynix, including the risk of early termination;

•                  inability to achieve the expected benefits from acquisitions and strategic relationships in a timely manner, or at all;

•                  industry and technology trends not occurring in the timeline we anticipate or at all; and

•                  the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Quarterly Report on Form 10-Q for the quarter ended June 28, 2015.

All statements made in this news release are made only as of the date of this release. We undertake no obligation to update the information in this release in the event facts or circumstances change after the date of this release.

Forward Looking Statements

All statements included or incorporated by reference in this document, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based on SanDisk’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions made by SanDisk and Western Digital Corporation, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words.  Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits of the proposed merger and the expected date of closing of the merger with Western Digital’s wholly-owned subsidiary, Schrader Acquisition Corporation.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important risk factors that may cause such a difference in connection with the proposed merger include, but are not limited to, the following factors: (1) the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; (2) uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger; (3) risks that the proposed merger disrupts the current plans and operations of Western Digital or SanDisk; (4) the ability of Western Digital and SanDisk to retain and hire key personnel; (5) competitive responses to the proposed merger; (6) unexpected costs, charges or expenses resulting from the merger; (7) the outcome of any legal proceedings that could be instituted against Western Digital, SanDisk or their respective directors related to the merger agreement; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; (9) the inability to obtain, or delays in obtaining, cost savings and synergies from the merger; (10) delays, challenges and expenses associated with integrating the combined companies’ existing businesses and the indebtedness planned to be incurred in connection with the merger; and (11) legislative, regulatory and economic developments.  These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the proposed merger.  The forward-looking statements in this document speak only as of this date. Neither SanDisk nor Western Digital undertake any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to SanDisk’s overall business, including those more fully described in SanDisk’s filings with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K for the fiscal year ended December 28, 2014, and its quarterly reports filed on Form 10-Q for the current fiscal year, and Western Digital’s overall business and financial condition, including those more fully described in Western Digital’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended July 3, 2015.  The forward-looking statements in this document speak only as of date of this document.  We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Additional Information And Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Western Digital will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement/prospectus of SanDisk and Western Digital.  Each of SanDisk and Western Digital will provide the joint proxy statement/prospectus to their respective stockholders.  SanDisk and Western Digital also plan to file other documents with the SEC regarding the proposed merger.  This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which SanDisk or Western Digital may file with the SEC in connection with the proposed merger.  INVESTORS AND SECURITY HOLDERS OF SANDISK AND WESTERN DIGITAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  You may obtain copies of all documents filed with the SEC regarding this merger, free of charge, at the SEC’s website (www.sec.gov).  In addition, copies of the documents filed with the SEC by SanDisk will be available free of charge on SanDisk’s website at http://www.sandisk.com.  Copies of the documents filed with the SEC by Western Digital will be available free of charge on Western Digital’s website at http://www.westerndigital.com.

Participants in the Solicitation

SanDisk, Western Digital, and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from SanDisk and Western Digital stockholders in connection with the proposed merger.  You can find more detailed information about SanDisk’s executive officers and directors in its definitive proxy statement filed with the SEC on April 27, 2015.  You can find more detailed information about Western Digital’s executive officers and directors in its definitive proxy statement filed with the SEC on September 23, 2015.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.  Additional information about SanDisk’s executive officers and directors and Western Digital’s executive officers and directors can be found in the joint proxy statement/prospectus regarding the proposed merger when it is filed with the SEC.

(1)       GAAP represents U.S. Generally Accepted Accounting Principles.

(2)       Non-GAAP represents GAAP excluding the impact of share-based compensation, inventory step-up expense, amortization and impairment of acquisition-related intangible assets, non-cash economic interest expense associated with the convertible senior notes, non-cash change in fair value of the liability component of the convertible senior notes due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017 and related tax adjustments.

(3)       Non-GAAP diluted shares are adjusted for the impact of expensing share-based compensation and include the impact of offsetting shares from the call options related to the convertible senior notes.

(4)       Net cash is defined as cash, cash equivalents, short and long-term marketable securities, minus the aggregate principal amount of the outstanding convertible senior notes.

(5)       Free cash flow is defined as net cash provided by operating activities less (a) acquisition of property and equipment, net, and (b) net investment and notes receivables activity with Flash Ventures.  Calculation of free cash flow may not agree to the sum of the components presented due to rounding.

*    1Gb=125,000,000 bits.  Actual user storage may be less.

Source: SanDisk Corporation

Investor Contacts:

Jay Iyer

408-801-2067, jay.iyer@sandisk.com

Brendan Lahiff

408-801-1732, brendan.lahiff@sandisk.com

Media Contact:

Michael Diamond

408-801-1108, michael.diamond@sandisk.com

# # # # #

SanDisk Corporation

Preliminary Condensed Consolidated Statements of Operations

(in thousands, except per share amounts, unaudited)

	Three months ended		Nine months ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014

Revenue	$1,452,285	$1,746,491	$4,021,722	$4,892,447

Cost of revenue	820,633	900,830	2,307,111	2,496,509
Amortization of acquisition-related intangible assets	28,822	28,523	82,400	67,860
Total cost of revenue	849,455	929,353	2,389,511	2,564,369
Gross profit	602,830	817,138	1,632,211	2,328,078

Operating expenses:
Research and development	211,635	223,309	652,779	626,168
Sales and marketing	96,042	111,392	294,543	271,762
General and administrative	43,614	60,044	133,593	162,798
Amortization of acquisition-related intangible assets	13,256	9,615	40,618	12,742
Impairment of acquisition-related intangible assets	—	—	61,000	—
Restructuring and other	875	24,984	51,162	24,984
Total operating expenses	365,422	429,344	1,233,695	1,098,454
Operating income	237,408	387,794	398,516	1,229,624

Other income (expense), net	(23,192)	(14,875)	(59,539)	(44,089)
Income before income taxes	214,216	372,919	338,977	1,185,535

Provision for income taxes	81,205	110,258	85,968	379,980
Net income	$133,011	$262,661	$253,009	$805,555

Net income per share:
Basic	$0.65	$1.18	$1.22	$3.59
Diluted	$0.65	$1.09	$1.18	$3.37

Shares used in computing net income per share:
Basic	203,118	222,201	207,094	224,530
Diluted	205,787	240,685	214,243	239,275

SanDisk Corporation

Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)

(in thousands, except per share data, unaudited)

	Three months ended		Nine months ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014

SUMMARY RECONCILIATION OF NET INCOME:

GAAP NET INCOME	$133,011	$262,661	$253,009	$805,555
Share-based compensation (a)	41,356	50,195	127,188	114,674
Amortization of acquisition-related intangible assets (b)	42,078	38,138	123,018	80,602
Inventory step-up expense (c)	—	4,903	—	4,903
Impairment of acquisition-related intangible assets (d)	—	—	61,000	—
Convertible debt interest (e)	22,704	21,493	67,441	63,582
Income tax adjustments (f)	(16,089)	(41,888)	(138,453)	(75,085)
NON-GAAP NET INCOME	$223,060	$335,502	$493,203	$994,231

GAAP COST OF REVENUE	$849,455	$929,353	$2,389,511	$2,564,369
Share-based compensation (a)	(5,479)	(4,001)	(14,563)	(10,118)
Amortization of acquisition-related intangible assets (b)	(28,822)	(28,523)	(82,400)	(67,860)
Inventory step-up expense (c)	—	(4,903)	—	(4,903)
NON-GAAP COST OF REVENUE	$815,154	$891,926	$2,292,548	$2,481,488

GAAP GROSS PROFIT	$602,830	$817,138	$1,632,211	$2,328,078
Share-based compensation (a)	5,479	4,001	14,563	10,118
Amortization of acquisition-related intangible assets (b)	28,822	28,523	82,400	67,860
Inventory step-up expense (c)	—	4,903	—	4,903
NON-GAAP GROSS PROFIT	$637,131	$854,565	$1,729,174	$2,410,959

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$211,635	$223,309	$652,779	$626,168
Share-based compensation (a)	(20,600)	(21,469)	(63,952)	(54,644)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$191,035	$201,840	$588,827	$571,524

GAAP SALES AND MARKETING EXPENSES	$96,042	$111,392	$294,543	$271,762
Share-based compensation (a)	(8,701)	(13,800)	(28,184)	(27,261)
NON-GAAP SALES AND MARKETING EXPENSES	$87,341	$97,592	$266,359	$244,501

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$43,614	$60,044	$133,593	$162,798
Share-based compensation (a)	(6,576)	(10,925)	(20,489)	(22,651)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$37,038	$49,119	$113,104	$140,147

GAAP TOTAL OPERATING EXPENSES	$365,422	$429,344	$1,233,695	$1,098,454
Share-based compensation (a)	(35,877)	(46,194)	(112,625)	(104,556)
Amortization of acquisition-related intangible assets (b)	(13,256)	(9,615)	(40,618)	(12,742)
Impairment of acquisition-related intangible assets (d)	—	—	(61,000)	—
NON-GAAP TOTAL OPERATING EXPENSES	$316,289	$373,535	$1,019,452	$981,156

GAAP OPERATING INCOME	$237,408	$387,794	$398,516	$1,229,624
Cost of revenue adjustments (a) (b) (c)	34,301	37,427	96,963	82,881
Operating expense adjustments (a) (b) (d)	49,133	55,809	214,243	117,298
NON-GAAP OPERATING INCOME	$320,842	$481,030	$709,722	$1,429,803

GAAP OTHER INCOME (EXPENSE), NET	$(23,192)	$(14,875)	$(59,539)	$(44,089)
Convertible debt interest (e)	22,704	21,493	67,441	63,582
NON-GAAP OTHER INCOME (EXPENSE), NET	$(488)	$6,618	$7,902	$19,493

GAAP NET INCOME	$133,011	$262,661	$253,009	$805,555
Cost of revenue adjustments (a) (b) (c)	34,301	37,427	96,963	82,881
Operating expense adjustments (a) (b) (d)	49,133	55,809	214,243	117,298
Other income (expense) adjustments (e)	22,704	21,493	67,441	63,582
Income tax adjustments (f)	(16,089)	(41,888)	(138,453)	(75,085)
NON-GAAP NET INCOME	$223,060	$335,502	$493,203	$994,231

Diluted net income per share:
GAAP	$0.65	$1.09	$1.18	$3.37
Non-GAAP	$1.09	$1.45	$2.36	$4.29

Shares used in computing diluted net income per share:
GAAP	205,787	240,685	214,243	239,275
Non-GAAP (g)	204,103	230,863	209,266	231,567

SanDisk Corporation

Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)

(in thousands, unaudited)

	Three months ended		Nine months ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014

SUMMARY RECONCILIATION OF DILUTED SHARES:

GAAP	205,787	240,685	214,243	239,275
Adjustments for share-based compensation	52	333	111	253
Offsetting shares from call options	(1,736)	(10,155)	(5,088)	(7,961)
Non-GAAP (g)	204,103	230,863	209,266	231,567

(1)             To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because they are consistent with the financial models and estimates published by many analysts who follow us.  For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation, inventory step-up expense, amortization of acquisition-related intangible assets related to acquisitions of Pliant Technology, Inc. in May 2011, FlashSoft Corporation in February 2012, Schooner Information Technology, Inc. in June 2012, SMART Storage Systems in August 2013 and Fusion-io, Inc. in July 2014, impairment of acquisition-related in-process research and development intangible assets, non-cash economic interest expense associated with the convertible senior notes, non-cash change in fair value of the liability component of the convertible senior notes due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017 and related tax adjustments, we believe the inclusion of non-GAAP financial measures provides consistency in our financial reporting.  In addition, our non-GAAP diluted shares are adjusted for the impact of expensing share-based compensation and include the impact of the call options which, when exercised, will offset the issuance of dilutive shares from the convertible senior notes, while our GAAP diluted shares exclude the anti-dilutive impact of these call options.  These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources, and planning and forecasting future periods.  Further, management uses non-GAAP information that excludes certain non-cash charges, such as share-based compensation, inventory step-up expense, amortization of acquisition-related intangible assets, impairment of acquisition-related in-process research and development intangible assets, non-cash economic interest expense associated with the convertible senior notes, non-cash change in fair value of the liability component of the convertible senior notes due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017 and related tax adjustments, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)              Share-based compensation expense.

(b)             Amortization of acquisition-related intangible assets, primarily developed technology, customer relationships, and trademarks and trade names related to the acquisitions of Pliant Technology, Inc., FlashSoft Corporation, Schooner Information Technology, Inc., SMART Storage Systems and Fusion-io, Inc.

(c)              Inventory step-up expense related to the acquisition of Fusion-io, Inc.

(d)             Impairment of acquisition-related in-process research and development intangible assets related to the acquisition of Fusion-io, Inc.

(e)              Incremental interest expense related to the non-cash economic interest expense associated with the convertible senior notes and the non-cash change in fair value of the liability component of the convertible senior notes due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017.

(f)               Income taxes associated with certain non-GAAP to GAAP adjustments and the effects of one-time income tax adjustments recorded in a specific quarter for GAAP purposes are reflected on a forecast basis in the non-GAAP tax rate but not in the forecasted GAAP tax rate.

(g)              Non-GAAP diluted shares are adjusted for the impact of expensing share-based compensation and include the impact of offsetting shares from the call options related to the convertible senior notes.

SanDisk Corporation

Preliminary Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	September 27, 2015	December 28, 2014

ASSETS
Current assets:
Cash and cash equivalents	$698,073	$809,003
Short-term marketable securities	1,000,621	1,455,509
Accounts receivable, net	740,637	842,476
Inventory	785,286	698,011
Deferred taxes	178,214	180,134
Other current assets	210,815	214,992
Total current assets	3,613,646	4,200,125

Long-term marketable securities	2,176,095	2,758,475
Property and equipment, net	831,064	724,357
Notes receivable and investments in Flash Ventures	978,949	962,817
Deferred taxes	167,053	161,827
Goodwill	831,328	831,328
Intangible assets, net	343,278	542,351
Other non-current assets	131,590	108,677
Total assets	$9,073,003	$10,289,957

LIABILITIES, CONVERTIBLE SHORT-TERM DEBT CONVERSION OBLIGATION AND EQUITY
Current liabilities:
Accounts payable trade	$426,610	$404,237
Accounts payable to related parties	143,301	136,051
Convertible short-term debt (1)	—	869,645
Other current accrued liabilities	337,089	506,293
Deferred income on shipments to distributors and retailers and deferred revenue	232,010	274,657
Total current liabilities	1,139,010	2,190,883

Convertible long-term debt	2,137,737	1,199,696
Non-current liabilities	162,181	245,554
Total liabilities	3,438,928	3,636,133

Convertible short-term debt conversion obligation (1)	—	127,143

Stockholders’ equity:
Common stock	5,233,066	5,236,982
Retained earnings	598,352	1,499,149
Accumulated other comprehensive loss	(197,343)	(208,072)
Total stockholders’ equity	5,634,075	6,528,059
Non-controlling interests	—	(1,378)
Total equity	5,634,075	6,526,681
Total liabilities, convertible short-term debt conversion obligation and equity	$9,073,003	$10,289,957

(1)             The 1.5% Convertible Senior Notes due 2017 were convertible during the calendar quarter ended December 31, 2014 as a result of the Company’s common stock price exceeding the trigger price for the specified period of time during the prior calendar quarter, as set forth in the indenture.  Accordingly, the carrying value of the notes was reported as short-term debt as of December 28, 2014.  Based upon the Company’s stock price not exceeding the trigger price for the specified period of time during the calendar quarter ended June 30, 2015, as set forth in the indenture, the 1.5% Convertible Senior Notes due 2017 were not convertible during the calendar quarter ended September 30, 2015 and, accordingly, the carrying value of the notes was reported as long-term debt as of September 27, 2015.

SanDisk Corporation

Preliminary Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Three months ended		Nine months ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
Cash flows from operating activities:
Net income	$133,011	$262,661	$253,009	$805,555

Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes	(27,903)	(808)	(31,100)	6,784
Depreciation	72,036	66,198	211,191	187,651
Amortization	84,801	85,393	254,533	230,987
Provision for doubtful accounts	573	836	1,213	677
Share-based compensation expense	41,356	50,195	127,188	114,674
Excess tax benefit from share-based plans	(828)	(10,764)	(11,169)	(38,776)
Impairment and other	410	520	64,119	520
Other non-operating	(2,062)	(365)	(9,158)	343
Changes in operating assets and liabilities:
Accounts receivable, net	(99,744)	(68,999)	101,965	(145,997)
Inventory	(5,109)	46,111	(86,761)	52,556
Other assets	97,034	10,900	(10,018)	10,381
Accounts payable trade	1,475	48,869	(20,882)	62,118
Accounts payable to related parties	3,530	(16,427)	7,250	(12,147)
Other liabilities	(23,608)	113,376	(238,679)	(64,691)
Total adjustments	141,961	325,035	359,692	405,080
Net cash provided by operating activities	274,972	587,696	612,701	1,210,635

Cash flows from investing activities:
Purchases of short and long-term marketable securities	(604,843)	(597,716)	(1,878,429)	(3,376,250)
Proceeds from sales of short and long-term marketable securities	635,129	1,527,752	2,558,157	3,621,418
Proceeds from maturities of short and long-term marketable securities	99,644	184,395	306,336	563,890
Acquisition of property and equipment, net	(88,594)	(86,975)	(282,443)	(165,641)
Investment in Flash Ventures	—	—	—	(24,296)
Notes receivable issuances to Flash Ventures	(56,528)	(43,733)	(228,374)	(131,692)
Notes receivable proceeds from Flash Ventures	40,804	14,451	216,960	126,755
Purchased technology and other assets	1,147	(3,036)	(5,727)	(4,589)
Acquisitions, net of cash acquired	—	(1,066,166)	—	(1,063,798)
Other	—	—	(866)	—
Net cash provided by (used in) investing activities	26,759	(71,028)	685,614	(454,203)

Cash flows from financing activities:
Repayment of debt financing	(5)	—	(73)	—
Proceeds from employee stock programs	25,460	55,480	61,159	159,044
Excess tax benefit from share-based plans	828	10,764	11,169	38,776
Dividends paid	(61,600)	(67,045)	(188,699)	(169,443)
Share repurchases (1)	(254,963)	(466,622)	(1,292,438)	(838,070)
Net cash used in financing activities	(290,280)	(467,423)	(1,408,882)	(809,693)
Effect of changes in foreign currency exchange rates on cash	832	(3,525)	(363)	(2,150)

Net increase (decrease) in cash and cash equivalents	12,283	45,720	(110,930)	(55,411)

Cash and cash equivalents at beginning of period	685,790	885,115	809,003	986,246

Cash and cash equivalents at end of period	$698,073	$930,835	$698,073	$930,835

(1)        Share repurchases include cash used to repurchase common stock and cash used to settle employee tax withholding obligations due upon the vesting of restricted stock units.

SanDisk Corporation

Preliminary Quarterly Metrics

Revenue Mix by Category (1)

% of revenue (unaudited)

Percentages may not add to 100% due to rounding

	Q1’14	Q2’14	Q3’14	Q4’14	Q1’15	Q2’15	Q3’15	FY’14	FY’15 YTD

Embedded (2)	20%	19%	24%	26%	25%	20%	27%	23%	24%

Removable (3)	40%	40%	38%	33%	38%	44%	37%	38%	39%

Client SSD Solutions (4)	22%	21%	17%	16%	13%	10%	10%	19%	11%

Enterprise Solutions (5)	6%	8%	10%	15%	14%	14%	11%	10%	13%

Other (6)	11%	12%	11%	10%	10%	11%	15%	11%	12%

Total Revenue	100%	100%	100%	100%	100%	100%	100%	100%	100%

(1)  Revenue is estimated based on analysis of the information the company collects in its sales reporting processes.

(2)  Embedded includes products that attach to a host system board.

(3)  Removable includes products such as cards, USB flash drives and audio/video players.

(4)  Client SSD Solutions includes SSDs used in client devices and associated software.

(5)  Enterprise Solutions includes SSDs, system solutions and software used in data center applications.

(6)  Other includes wafers, components, accessories, and license and royalty.

Revenue Mix by Channel (1)

% of revenue (unaudited)

	Q1’14	Q2’14	Q3’14	Q4’14	Q1’15	Q2’15	Q3’15	FY’14	FY’15 YTD

Retail	35%	33%	32%	31%	35%	39%	33%	33%	36%

Commercial (2)	65%	67%	68%	69%	65%	61%	67%	67%	64%

Total Revenue	100%	100%	100%	100%	100%	100%	100%	100%	100%

(1)        Revenue is estimated based on analysis of the information the company collects in its sales reporting processes.

(2)        Commercial includes revenue from OEMs, system integrators, value-added resellers, direct sales, and license and royalties.

SanDisk Corporation

Preliminary Quarterly Metrics

(unaudited)

	Q1’14	Q2’14	Q3’14	Q4’14	Q1’15	Q2’15		Q3’15

Q/Q Change in Gigabytes Sold	-10%	+31%	+9%	+4%	-15%	-1%		+49%

Y/Y Change in Gigabytes Sold	+20%	+51%	+43%	+32%	+24%	-6%		+30%

Q/Q Change in ASP/Gigabyte	-3%	-16%	-3%	-4%	-10%	-6%		-22%

Y/Y Change in ASP/Gigabyte	-7%	-26%	-26%	-24%	-29%	-21%		-37%

Q/Q Change in Cost/Gigabyte (1)	-3%	-12%	-3%	+3%	-6%	-4%		-24%

Y/Y Change in Cost/Gigabyte (1)	-23%	-28%	-23%	-15%	-17%	-10%		-29%

Average Gigabyte/Unit Capacity	13.9	14.1	16.5	22.3	20.8	19.2		23.5

As of end of period:
Factory Headcount (2)(3)	1,366	2,874	3,276	3,284	3,149	3,149		3,322
Non-Factory Headcount (4)	4,490	4,664	5,461	5,412	5,490	5,371	(5)	5,292
Total Headcount	5,856	7,538	8,737	8,696	8,639	8,520		8,614

(1)             Cost per gigabyte and cost reduction are non-GAAP and are computed from non-GAAP cost of revenue.

(2)             Reflects SanDisk China and Malaysia factory employees, excluding temporary and contract workers.

(3)             During 2014, 1,505 employees were converted from contractor to employee status in SanDisk’s assembly and test facility in China.

(4)             Reflects SanDisk non-factory employees, excluding temporary and contract workers.

(5)             Headcount at the end of Q2’15 included 107 employees who had been notified of reduction-in-force but were still on the payroll as of the end of Q2’15.